Form of Letter of Transmittal

Exhibit C

Letter of Transmittal

Regarding Limited Partner Interests in

Morgan Stanley Institutional Fund of Hedge Funds LP

Tendered Pursuant to the Offer to Purchase

Dated January 14, 2011

This Letter of Transmittal Must Be

Received by Morgan Stanley Institutional Fund of Hedge Funds LP

by February 14, 2011.

Withdrawal Rights Will Expire

at 12:00 Midnight, Eastern time, on

March 30, 2011, Unless the Offer Is Extended.

Complete this Letter of Transmittal, and Return or Deliver to

Morgan Stanley Institutional Fund of Hedge Funds LP:

c/o Morgan Stanley Alternative Investment Partners LP

100 Front Street, Suite 400

West Conshohocken, Pennsylvania 19428-2881

Attn: Robin Coroniti

For additional information:

Phone: (610) 260-7600

Fax: (212) 507-8307

Ladies and Gentlemen:

The undersigned hereby tenders to Morgan Stanley Institutional Fund of Hedge Funds LP, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the limited partner interest (or portion thereof) in the Fund (the “Interest”) held by the undersigned, described and specified below, on the terms and conditions set out in the offer to purchase, dated January 14, 2011 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. The Offer to Purchase and this Letter of Transmittal are subject to all the terms and conditions set out in the Offer to Purchase, including without limitation the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Interest tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Interest tendered hereby and that the Fund will acquire good title to the Interest, free and clear of all liens, charges, encumbrances, conditional sales agreements, or other obligations relating to this sale, and not subject to any adverse claim, when, and to the extent that, the Interest is purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer to Purchase.

The undersigned recognizes that, under certain circumstances set out in the Offer to Purchase, the Fund may not be required to purchase any or all of the Interest tendered hereby.

A non-interest bearing, non-transferable promissory note for the value of the purchased Interest will be mailed to the undersigned. The initial payment of the purchase amount for the Interest tendered by the undersigned will be made by wire transfer of funds to an account designated by the undersigned in this Letter of Transmittal.

The promissory note will also reflect the “Post-Audit Payment” portion of the purchase amount, if any, as described in Section 7 of the Offer to Purchase. Any Post-Audit Payment of cash due pursuant to the promissory note will also be made by wire transfer of funds to the undersigned’s account as provided herein. The undersigned recognizes that the amount of the initial payment of the purchase amount for its Interest will be based on the unaudited net asset value of the Fund as of March 31, 2011, subject to an extension of the offer as described in Section 8 of the Offer to Purchase.

The Post-Audit Payment portion of the purchase amount, if any, will be determined upon completion of the audit of the Fund’s financial statements, which is anticipated to occur no later than 60 days after December 31, 2011, the Fund’s fiscal year-end. The Post-Audit Payment will be payable promptly after the completion of the Fund’s next annual audit.

All authority conferred, or agreed to be conferred, in this Letter of Transmittal will survive the death or incapacity of the undersigned, and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors, and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

PLEASE FAX OR MAIL TO: Morgan Stanley Institutional Fund of Hedge Funds LP, c/o Morgan Stanley Alternative Investment Partners LP, 100 Front Street, Suite 400, West Consho

hocken, Pennsylvania 19428-2881. FOR ADDITIONAL INFORMATION, you may call the Fund at (610) 260-7600 or send a fax to the Fund at (212) 507-8307.

PART 1.	NAME, ADDRESS, AND OTHER CONTACT INFORMATION:

Name of Limited Partner:

Social Security No. or Taxpayer Identification No.:

Telephone Number:

Account Number:

PART 2.	AMOUNT OF INTEREST WHICH LIMITED PARTNER WOULD LIKE TO TENDER:

NOTE: The limitations on this tender offer by the Fund set forth in greater detail in the accompanying Offer to Purchase may prevent the Fund from purchasing the entire amount which the undersigned would like to tender. In summary, such limitations include the following:

(a)	The Fund’s offer is limited, in aggregate, to 5% of the Fund’s net asset value as of March 31, 2011.

(b)	After giving effect to any limited partner’s tender, such limited partner must have an account with the Fund equal to at least $25,000,000 (or, in the case of any limited partner admitted to the Fund before March 1, 2005, $250,000) (the “Minimum Dollar Requirement”).

(c)	After giving effect to any limited partner’s tender, the value of such limited partner’s account with the Fund must also be equal to at least of 25% of its value immediately before giving effect to its tender (the “Minimum Percentage Requirement”).

(d)	If all Interests otherwise duly tendered have an aggregate value of less than 5% of the Fund’s net asset value as of March 31, 2011, the Fund may decrease the Minimum Percentage Requirement uniformly for all tendering limited partners which would otherwise be affected by it (any such potential decrease the “Minimum Percentage Decrease”). In no event, however, will a Minimum Percentage Decrease be applied to any limited partner in an amount that would cause the amount purchased by the Fund to exceed the desired amount specified by any limited partner in this Letter of Transmittal.

Any difference between a limited partner’s maximum desired tender amount and the amount of the limited partner’s tender accepted by the Fund pursuant to the Offer to Purchase is NOT automatically carried forward as a tender request by the limited partner for the next subsequent tender offer. Rather, the limited partner, if it still wishes to request that the Fund purchase Interests in the amount of that differential, must submit another tender request pursuant to the terms of a subsequent tender offer.

Undersigned’s Desired Tender Amount

☐	All of the undersigned’s Interest.

Note: The Minimum Percentage Requirement, even if partially mitigated by a Minimum Percentage Decrease, will effectively prevent the Fund’s acceptance of a tender of all of the undersigned’s Interest.

☐	That amount of the undersigned’s Interest having the following dollar value:*

$

☐	That amount of the undersigned’s Interest whose value is in excess of the Minimum Dollar Requirement.*

☐	That amount of the undersigned’s Interest whose value is in excess of the Minimum Percentage Requirement (as adjusted, as the case may be, by any Minimum Percentage Decrease).*

*	The undersigned understands and agrees that, if the undersigned requests to tender an amount which would cause the undersigned’s remaining balance with the Fund to fall below the Minimum Dollar Requirement or the Minimum Percentage Requirement (as adjusted, as the case may be, by any Minimum Percentage Decrease), the Fund may reduce the amount to be purchased from the undersigned accordingly.

PART 3.	CASH PAYMENT AND PROMISSORY NOTE:

Cash Payment

Cash payments will be wire transferred to the following account:

Name of Bank

Address of Bank

ABA Number

Account Number

Name Under Which Account is Held

Promissory Note

The promissory note reflecting both the initial payment and the Post-Audit Payment portion of the purchase amount, as applicable, will be mailed directly to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.

PART 4.	SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-Signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name and Title of Co-Signatory

Date: